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                                                                     EXHIBIT 3.1
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                         CERTIFICATE OF INCORPORATION
                                      OF
                        EPL RESOURCES (DELAWARE) CORP.

1.  The name of the Corporation is:

EPL RESOURCES (DELAWARE) CORP.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.   The Corporation is authorized to issue capital stock to the extent of:

     (a) Fifty Million (50,000,000) Shares Common Stock
               Par Value $.0001 per Share; and

     (b) Five Million (5,000,000) Shares Preferred Stock
               Par Value $.0001 Per Share (the "Preferred Stock")

     The board of directors of the Corporation shall have the authority to issue shares of Preferred Stock in series or subseries and to fix by resolution the designations, powers, preferences, rights and the qualifications, limitations, or restrictions in respect of any such series or subseries.

5.   The name and mailing address of the Sole Incorporator is as follows:

Paula S. Belcher
Buchanan Ingersoll Professional Corporation
11 Penn Center, 14th Floor
1835 Market Street
Philadelphia, PA  19103

6.   The Corporation is to have perpetual existence.

7.   Indemnification and Insurance:

     (a) Right to Indemnification.  Each person who was or is made a party or is
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     threatened to be made a party or is involved in any action, suit or proceeding, whether
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     civil, criminal, administrative or investigative (hereinafter a
     "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit:  If a claim under paragraph (a) of
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     this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for

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     the amount claimed, but the burden of proving such defense shall be on the
     Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Notwithstanding any limitation to the contrary contained in subparagraphs 7(a) and 7(b), the Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law or agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (d) Insurance.  The Corporation may maintain insurance, at its expense, to
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     protect itself and any director, officer, employee or agent of the
     Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law.

8. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director
     (a) for any breach of the director's duty or loyalty to the Corporation or its stockholders, (b) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under
     Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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9.   In furtherance and not in limitation of the powers conferred by the General
     Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the By-Laws of the Corporation.

10. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the corporation.


I, Paula S. Belcher, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying and this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of September, 1998.


                                    /s/ Paula S. Belcher
                                    --------------------
                                    Paula S. Belcher, Sole Incorporator

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